Exhibit 10.1
INVESTOR’S RIGHTS AGREEMENT
Dated July 2, 2010

INVESTOR’S RIGHTS AGREEMENT
     This Investor’s Rights Agreement (this “Agreement”) is dated as of July 2, 2010, and is between Columbia Laboratories, Inc., a Delaware corporation (the “Company”), and Coventry Acquisition, Inc., a Delaware corporation (the “Investor”). All capitalized terms used and not defined herein shall have such meanings as set forth in the Purchase and Collaboration Agreement, dated as of March 3, 2010, by and between the Company and the Investor (the “Purchase and Collaboration Agreement”).
RECITALS
     WHEREAS, the Investor and the Company are parties to the Purchase and Collaboration Agreement pursuant to which Investor, among other things, acquired from the Company 11,200,000 shares of Common Stock (the “Shares”); and
     WHEREAS, the Company and the Investor are entering into this Agreement pursuant to the Purchase and Collaboration Agreement.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
(a) “AAA” shall have the meaning set forth in Section 5.13(a).
(b) “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).
(c) “Agreement” shall have the meaning set forth in the Preamble.
(d) “Arbitrator” shall have the meaning set forth in Section 5.13(b).
(e) “Board” shall mean the Company’s board of directors.
(f) “Business Day” shall mean a day Monday through Friday on which banks are generally open for business in New York City.
(g) “Bylaws” shall mean the Company’s Amended and Restated Bylaws, as amended from time to time.

(h) “Certificate” shall mean the Company’s Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware and as amended from time to time.
(i) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(j) “Common Stock” shall mean the Company’s common stock, $0.01 par value per share.
(k) “Company” shall have the meaning set forth in the Preamble.
(l) “DGCL” shall mean the General Corporation Law of the State of Delaware.
(m) “Dispute” shall have the meaning set forth in Section 5.13(a).
(n) “Enforcing Court” shall have the meaning set forth in Section 5.13(e).
(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(p) “Filing Date” shall have the meaning set forth in Section 2.1(a).
(q) “Financial Statements” shall mean the financial statements of the Company filed with the Commission in connection with the registration contemplated under this Agreement.
(r) “Indemnified Party” shall have the meaning set forth in Section 2.4(c).
(s) “Indemnifying Party” shall have the meaning set forth in Section 2.4(c).
(t) “Initial Lock-Up Period” shall have the meaning set forth in Section 4.1(a).
(u) “Investor” shall have the meaning set forth in the Preamble.
(v) “Investor Designee” shall have the meaning set forth in Section 3.1.
(w) “Nasdaq Stock Market” shall have the meaning set forth in Section 2.3(i).
(x) “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).
(y) “Purchase and Collaboration Agreement” shall have the meaning set forth in the Preamble.
(z) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(aa) “Registrable Securities” shall mean (i) any Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares referenced in (i) above, in each case until Transferred by the Investor to the extent permitted by this Agreement; provided, however, that Registrable Securities shall not include any securities described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a Registration Statement or Rule 144, or which have been sold in a private transaction.
(bb) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but, for the avoidance of doubt, excluding the fees of legal counsel for the Investor).
(cc) “Registration Statement” shall mean any registration statement of the Company filed with the Commission on the appropriate form pursuant to the Securities Act which covers any Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, all exhibits thereto and all materials incorporated by reference therein.
(dd) “Registration Period” shall have the meaning set forth in Section 2.1(b).
(ee) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(ff) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(gg) “Selling Expenses” shall mean all underwriting discounts and the selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel for the Investor.
(hh)“Shares” shall have the meaning set forth in the Recitals.
(ii) “Shelf Registration Statement” shall have the meaning set forth in Section 2.1(a).
(jj) “Subsidiary” shall mean, when used with reference to an entity, any other entity of which (i) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, or (ii) a majority of the outstanding securities of which, are owned directly or indirectly by such entity.
(kk)“Transaction Delay Notice” shall have the meaning set forth in Section 2.5(b).
(ll) “Transaction Delay Period” shall have the meaning set forth in Section 2.5(b).

(mm) “Transfer” and “Transferred” shall mean to directly or indirectly sell, transfer, exchange, assign, pledge, hypothecate, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of.
ARTICLE II.
REGISTRATION RIGHTS
     2.1 Shelf-Registration.
(a) The Company shall use commercially reasonable efforts to file not later than ninety (90) days before the end of the Initial Lock-Up Period (the “Filing Date”) a Registration Statement pursuant to Rule 415 under the Securities Act with the Commission covering the resale of the Registrable Securities on a delayed or continuous basis (the “Shelf Registration Statement”), and effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable “blue sky” or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) of the Registrable Securities as promptly as possible after the filing thereof. The Shelf Registration Statement will be on Form S-3; provided, that if Form S-3 is not available for use by the Company on the Filing Date, then the Registration Statement will be on such form as is then available.
(b) Except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Shelf Registration Statement pursuant to Section 2.5, use commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective, and to keep such Shelf Registration Statement free of any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, in light of the circumstances in which they were made, until the earliest of the following: (i) the date of the fourth (4th) anniversary of the date on which the Shelf Registration Statement is initially declared effective by the Commission, (ii) the date all of the Registrable Securities have been Transferred by the Investor and (iii) the date all of the Registrable Securities then held by the Investor may be sold by the Investor under Rule 144 during any ninety (90) day period without complying with the provisions of clause (c) or (f) of Rule 144. The period of time during which the Company is required hereunder to keep the Shelf Registration Statement effective is referred to herein as the “Registration Period.” The rights of the Investor under this Section 2 shall terminate on the last day of the Registration Period.
     2.2 Expenses. All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 2, shall be borne by the Company. All Selling Expenses relating to the sale of Registrable Securities registered hereunder by or on behalf of the Investor shall be borne by the Investor.
     2.3 Registration Procedures. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall:

(a) notify the Investor within three (3) Business Days:
(i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;
(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein, upon which the Company will use its commercially reasonable efforts to file the same with the Commission;
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, upon which the Company will use its commercially reasonable efforts promptly to obtain the withdrawal of such suspension or address any such proceedings, as applicable; and
(v) of the occurrence of any event that requires the making of any changes in the Shelf Registration Statement or the prospectus forming a part thereof so that, as of such date, the Shelf Registration Statement and the prospectus forming a part thereof, as applicable, do not contain an untrue statement of material fact, and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (provided, that, in no event shall such notice contain any material, non-public information);
(b) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as reasonably practicable;
(c) promptly furnish the Investor, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including Financial Statements and schedules, and, if explicitly requested, all exhibits in the form filed with the Commission;
(d) during the Registration Period, promptly deliver to the Investor, without charge, as many copies of the prospectus included in the Shelf Registration Statement and any amendment or supplement thereto as the Investor may reasonably request; and, subject to the limitations contained herein, the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by the prospectus forming a part thereof or any amendment or supplement thereto;
(e) during the Registration Period, if the Investor so requests, deliver to the Investor, without charge, (i) one copy of the following documents: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by an independent registered public accounting firm of recognized standing), (B) its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D)

each of its quarterly report(s) on Form 10-Q (or similar form), and (E) a copy of the full Shelf Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);
(f) prior to any public offering of Registrable Securities pursuant to the Shelf Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or “blue sky” laws of such United States jurisdictions as the Investor reasonably requests in writing; provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement;
(g) upon the occurrence of any event contemplated by Section 2.3(a)(v) above, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Shelf Registration Statement, pursuant to Section 2.5, the Company shall use commercially reasonable efforts to as soon as reasonably practicable prepare a post effective amendment to the Shelf Registration Statement or a supplement to the prospectus forming a part thereof, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(h) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission which could affect the sale of the Registrable Securities;
(i) use commercially reasonable efforts to cause the Registrable Securities included in the Shelf Registration Statement to be listed on the NASDAQ Global Market (“NASDAQ Stock Market”) or, if the Common Stock is not then listed on the NASDAQ Stock Market, on the principal national securities exchange on which the Common Stock is then listed, or if the Common Stock is not then listed on a national securities exchange, authorized for quotation on any automated quotation system on which the Common Stock is then quoted;
(j) during the Registration Period, furnish to the Investor, without charge, copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to the Shelf Registration Statement or any document incorporated by reference therein within five (5) Business Days after the Company’s receipt thereof;
(k) use commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Investor to sell Registrable Securities under Rule 144; and
(l) if the Investor so requests in writing, permit a single counsel, designated by the Investor to review and provide reasonable comments to the Shelf Registration Statement and all amendments and supplements thereto, within three (3) Business Days prior to the filing thereof with the Commission;
provided, that, in the case of clause (l) above, the Company shall not be required (A) to delay the filing of the Shelf Registration Statement or any amendment or supplement thereto to incorporate any comments to the Shelf Registration Statement or any amendment or supplement thereto by or on behalf of the Investor if such comments would require or result in a delay in the filing of the Shelf Registration Statement, amendment or supplement, as the case may be, and the Company reasonably believes (after consulting with legal counsel) that such comments are not necessary to incorporate into the Shelf Registration Statement or any amendment or supplement thereto in order to comply with the Securities Act or (B) to provide, and shall not provide, the Investor or its representatives with material, non-public information unless the Investor agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.
     2.4 Indemnification.
(a) To the extent permitted by law, the Company shall (subject to Section 2.4(c) below) indemnify the Investor, each of its directors and officers, and each person who controls the Investor within the meaning of Section 15 of the Securities Act, with respect to any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 2.4(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in case of any prospectus, in light of the circumstances in which they were made), or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor and each person controlling the Investor, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for use in preparation of the Shelf Registration Statement, prospectus, amendment or supplement.
(b) The Investor will indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 2.4(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus, or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in case of any prospectus, in light of the circumstances in which they were made), and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for use in preparation of the Shelf Registration Statement, prospectus, amendment or supplement. Notwithstanding the foregoing, the Investor’s aggregate liability pursuant to this Section 2.4(b) and Section 2.4(d) shall be limited to the net amount received by the Investor from the sale of the Registrable Securities pursuant to the Shelf Registration Statement.
(c) Each party entitled to indemnification under this Section 2.4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim, action or litigation as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim, action or litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim, action or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense (and after the assumption of the defense of any such claim, action or litigation by the Indemnifying Party, the Indemnified Party shall not be entitled to reimbursement or indemnification for its legal or other out-of-pocket expenses incurred in action with investigating or defending any such claim, action or litigation except for out-of-pocket costs (excluding legal or other professional fees or expenses) solely to the extent incurred by the Indemnified Party for it to comply with any order or legally binding determination of a court or other governmental authority or to provide assistance in the defense or investigation of such claim at the request or direction of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent such failure is materially prejudicial to the Indemnifying Party in defending such claim, action or litigation. The Indemnified Party shall not settle, compromise, or consent to the entry of any judgment with respect to any such claim, action or litigation without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld) and the Indemnifying Party shall not be liable for any compromise, settlement or consent to the entry of any judgment with respect to any claim, action or litigation effected without its prior written consent. No Indemnifying Party, in its defense of any such claim, action or litigation, shall, except with the consent of each Indemnified Party, settle, compromise or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim, action or litigation.
(d) If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to in this Section 2.4 shall include the reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 2.4(c). No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(f) The obligations of the Company and the Investor under this Section 2.4 shall survive the completion of any offering of Registrable Securities under the Shelf Registration Statement.
     2.5 Registration Covenants.
(a) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event:
(i) requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Investor, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Investor will forthwith discontinue offering or Transferring Registrable Securities pursuant to the Shelf Registration Statement and prospectus forming a part thereof contemplated by Section 2.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, the Investor shall deliver to the Company all copies, other than permanent file copies then in the Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;
(ii) contemplated by Section 2.3(a)(iii), the Investor shall forthwith discontinue offering or Transferring Registrable Securities pursuant to the Shelf Registration Statement and the prospectus forming a part thereof contemplated by Section 2.1 until its receipt of a notice from the Company stating that the stop order of the type referred to in Section 2.3(a)(iii) is no longer applicable or that the Commission will not issue any such stop order pursuant to the proceedings of the type referred to in Section 2.3(a)(iii); or
(iii) contemplated by Section 2.3(a)(iv), the Investor shall forthwith discontinue offering or Transferring Registrable Securities pursuant to the Shelf Registration Statement and the prospectus forming a part thereof contemplated by Section 2.1 until its receipt of a notice from the Company that any suspension of the type referred to in Section 2.3(a)(iv) is no longer applicable or that no Person will issue any such suspension pursuant to any proceedings (threatened or initiated) of the type referred to in Section 2.3(a)(iv).

(b) Notwithstanding anything in this Agreement to the contrary, if the Company delivers to the Investor a certificate, signed by an officer of the Company (the “Transaction Delay Notice”), stating that in the good faith judgment of the Board (i) continued use of the Shelf Registration Statement for purposes of effecting offers or sales of the Registrable Securities pursuant thereto would require, under the Securities Act or the Exchange Act, premature disclosure in the Shelf Registration Statement (or the prospectus that is a part thereof or any document that is or would be incorporated therein) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) it is therefore desirable to suspend the use by the Investor of the Shelf Registration Statement (and the prospectus that is a part thereof) for purposes of effecting offers or sales of the Registrable Securities pursuant thereto, then the right of the Investor to use the Shelf Registration Statement (and the prospectus that is a part thereof) for purposes of effecting offers or sales of the Registrable Securities pursuant thereto shall be suspended. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right to suspend the use of the Shelf Registration Statement on more than two (2) occasions during any twelve (12) month period, and each such suspension shall not be for more than thirty (30) days per such occasion (the “Transaction Delay Period”). The Investor hereby covenants and agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration Statement during the periods the Shelf Registration Statement is withdrawn or the ability to sell thereunder is suspended as set forth in this Section 2.5(b). During the period the ability of the Investor to sell Registrable Securities under the Shelf Registration Statement is suspended pursuant to this Section 2.5(b) the Company shall not file a Registration Statement during the related Transaction Delay Period for the offer or sale of any securities for its own account or for the offer or sale of any securities for the account of any stockholder of the Company.
(c) As a condition to the inclusion of its Registrable Securities, the Investor shall furnish to the Company such information, including completing an investor questionnaire in the form provided by the Company, as shall be required in connection with any registration referred to in this Section 2.
(d) The Investor acknowledges and agrees that the Registrable Securities sold pursuant to the Shelf Registration Statement are not Transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been Transferred in accordance with the Shelf Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.
(e) At the end of the Registration Period the Investor shall discontinue sales of Registrable Securities pursuant to the Shelf Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities covered by the Shelf Registration Statement which remain unsold, and the Investor shall notify the Company of the number of Registrable Securities registered which remain unsold immediately upon receipt of such notice from the Company.

     2.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144; and
(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.
ARTICLE III.
BOARD OF DIRECTORS
     3.1 Investor Designee.
(a) Upon execution of this Agreement and in accordance with the terms of this Section 3, the Investor shall have the right to designate one Person for election to the Board as its nominee in its sole discretion (the “Investor Designee”). Within five (5) Business Days after the date hereof, the Company shall take all commercially reasonable actions to expand the Board in accordance with the Certificate, the Bylaws and the DGCL to create one vacancy on the Board and appoint the Investor Designee to fill such vacancy.
(b) Subject to Section 3.5, following the appointment of the Investor Designee pursuant to Section 3.1(a), for applicable subsequent elections of the members of the Board, the Company shall take all such actions as are commercially reasonable to facilitate the Investor Designee’s re-election to the Board.
(c) The Investor Designee must be eligible under applicable law and regulations of any national securities exchange on which Company securities are traded to serve on the Board; provided, however, that the Investor Designee shall not be required to be “independent” under the listing rules of any applicable national securities exchange, if any, on which Company securities are traded.
     3.2 Designation. The initial Investor Designee shall be Fred Wilkinson.
     3.3 Change in Designee. From time to time, subject to Section 3.5, the Investor may, in its sole discretion, notify the Company in writing of its intention to remove the Investor Designee that is serving on the Board and/or to select a new Investor Designee for election to the Board (whether to replace a prior Investor Designee or to fill a vacancy on the Board caused by the resignation or removal of a prior Investor Designee). Subject to Section 3.5, in the event of such an initiation of a removal or selection of an Investor Designee under this Section 3.3, the Company shall take such commercially reasonable actions as are necessary to facilitate such removal or election. Notwithstanding the foregoing sentence, the Company shall not be required to hold a special meeting of stockholders to replace an Investor Designee and in no event shall there be more than one Investor Designee on the Board.
     3.4 Information. The Investor shall at the request of the Company provide, and shall cause the Investor Designee to provide, all information regarding the Investor Designee that the

Company may reasonably request for inclusion in any proxy statement or other report that is required to contain such information that the Company is required to file with the Commission or any national securities exchange on which the Company’s securities are listed. The Investor represents, warrants and agrees that any such information supplied to the Company will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     3.5 Termination of Rights. The rights provided to the Investor under this Section 3 shall terminate at the first time when the Investor ceases to hold at least ten percent (10%) of the then outstanding Common Stock; provided, however, that an Investor Designee who is appointed or elected prior to the time when the Investor ceases to hold at least ten percent (10%) of the then outstanding Common Stock may continue as a director of the Company until the Company’s next meeting of stockholders held after the time when the Investor ceases to hold at least ten percent (10%) of the then outstanding Common Stock at which the stockholders are requested to take action with respect to the election of directors of the Company. For purposes of this Section 3.5, in determining, at any time, how many shares of Common Stock the Investor holds, only the Shares then held by the Investor should be considered and no other shares of Common Stock held by the Investor shall be considered.
     3.6 No Compensation. The Investor Designee shall not be entitled to receive compensation in any form from the Company in connection with such designation or in respect of his or her position as a member of the Board.
     3.7 Confidentiality Agreement. Notwithstanding anything contained herein to the contrary, no Investor Designee shall be entitled to become a member of the Board unless and until he or she executes a confidentiality agreement in a form agreed to by the Company, the Investor and the Investor Designee, each acting reasonably.
ARTICLE IV.
LOCK-UP AGREEMENT
     4.1 Lock-Up Agreement.
(a) Except as otherwise permitted in this Section 4.1, the Investor agrees not to Transfer the Shares or any legal or beneficial interest therein, without the prior written consent of the Company, from the date hereof until the date which is six (6) months after the date of this Agreement (the “Initial Lock-Up Period”); provided that the Investor shall have the right to participate in any buy-back of Common Stock by the Company, any tender offer or exchange offer for shares of Common Stock or in any extraordinary business combination or recapitalization transaction involving the Company that is approved by the stockholders of the Company by a vote required under applicable law.
(b) Notwithstanding Section 4.1(a), the Investor shall be permitted to Transfer any portion or all of the Shares at any time to any Affiliate under common control with the Investor; provided, that any transferee agrees in writing to be bound by the provisions of this Section 4 to the reasonable satisfaction of the Company; provided, further that any such Transfer shall not relieve the Investor from its obligations hereunder.
(c) Following the Initial Lock-Up Period, subject to Sections 4.3 and 5.3, the Investor agrees that it will not, during any fiscal quarter of the Company, Transfer more than two million (2,000,000) of the Shares; provided, however, the restrictions in this Section 4.1(c) shall terminate eighteen (18) months following the date of this Agreement.
(d) In addition to the foregoing Transfer restrictions, the Investor shall not be entitled to transfer any Registrable Securities at any time if such Transfer would violate the Securities Act, or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the applicable Transfer of Registrable Securities.
(e) Each certificate representing the Registrable Securities shall bear the following legend:
THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN INVESTOR’S RIGHTS AGREEMENT, DATED AS OF JULY 2, 2010, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH INVESTOR’S RIGHTS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. (THE “COMPANY”) SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
(f) In the event that the restrictive legend set forth in Section 4.1(e) has ceased to be applicable, the Company shall promptly provide the Investor or its permitted transferee, with new certificates for such Registrable Securities not bearing the legend with respect to which the restriction has ceased and terminated.
     4.2 Stop-Transfer Instructions. In order to enforce Section 4.1, the Company may impose stop-transfer instructions with respect to any Company securities owned by the Investor.
     4.3 Termination of Lock-Up Agreement. This Section 4 shall terminate at the first time when the Investor, and its Affiliates (other than the Company), in the aggregate, cease to hold at least ten percent (10%) of the then outstanding Common Stock. For purposes of this Section 4.3, in determining, at any time, how many shares of Common Stock the Investor and its Affiliates hold, only the Shares then held by the Investor and its Affiliates shall be considered and no other shares of Common Stock held by the Investor and/or its Affiliates shall be considered.
ARTICLE V.
MISCELLANEOUS
     5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.
     5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(a) if to the Investor, to the address or electronic mail address of the Investor set forth beneath its name on the signature pages hereto, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626-1925, Attention: R. Scott Shean; and
(b) if to the Company, to the address or electronic mail address of the Company set forth beneath its name on the signature pages hereto, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022, Attention: Adam H. Golden and Steven G. Canner.
     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, two (2) Business Days after deposit with the courier), (ii) if sent via registered or certified mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day in either case confirmed in writing.
     5.3 Information. The Investor hereby acknowledges that it is aware (and the Investor agrees that any Person, including the Investor Designee, who otherwise receives from the Investor confidential non-public information relating to the Company has been and will be advised) that the United States securities laws restrict any Person who possesses material, non-public information regarding the Company from purchasing or selling securities of the Company and from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.
     5.4 Successors and Assigns. Except as permitted by Section 4.1(b), this Agreement and the rights and obligations of the parties hereunder shall not be assignable or otherwise transferred, in whole or in part, by the Company or the Investor without the written consent of both parties hereto. Any attempted assignment or transfer of this Agreement shall be null and void.
     5.5 Entire Agreement. This Agreement and the exhibits hereto, the Purchase and Collaboration Agreement and the Other Agreements (as defined in the Purchase and Collaboration Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
     5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
     5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
     5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

     5.9 Counterparts. This Agreement may be executed and delivered by PDF signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     5.10 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
     5.11 Injunctive Relief. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such damages would not be fully compensable by an award of money damages. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting a bond or other undertaking, this being in addition to any other remedy to which they are entitled at law or in equity.
     5.12 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Delaware.
     5.13 Arbitration.
          (a) All disputes, differences, controversies and claims of the parties hereto arising out of or relating to this Agreement (individually, a “Dispute” and, collectively, “Disputes”), except as otherwise provided under this Agreement, shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the provisions of this Section 5.13.
          (b) Following the delivery of a written demand for arbitration by either party hereto, each of the Company and Investor shall choose one (1) arbitrator within ten (10) Business Days after the date of such written demand and the two (2) chosen arbitrators shall mutually, within ten (10) Business Days after selection, select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) Business Days after the delivery of the written demand for arbitration (or such other time period as the parties hereto may agree), the parties hereto shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria
          (c) The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by the Company and the Investor, the sole discovery available to each party hereto shall be its right to conduct up to two (2) non-expert depositions of no more than three (3) hours of testimony each.

          (d) The Arbitrators shall render an award by majority decision within three (3) months after the date of appointment, unless the parties hereto agree to extend such time. The award shall be final and binding upon the parties hereto.
          (e) Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties hereto, including without limitation any proceeding to enforce this Section 5.13, to review or confirm the award in arbitration, shall be brought exclusively in the Delaware Chancery Court sitting in the county of New Castle, Delaware (the “Enforcing Court”). By execution and delivery of this Agreement, each party hereto accepts the jurisdiction of the Enforcing Court.
          (f) Each party hereto shall pay its own expenses in connection with the resolution of Disputes pursuant to this Section 5.13, including attorneys’ fees, unless determined otherwise by the Arbitrator.
          (g) The parties hereto agree that the existence, conduct and content of any arbitration pursuant to this Section 5.13 shall be kept confidential and no party hereto shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by law or by any court, regulatory or governmental authority (or any exchange on which such party’s securities are listed) or for financial reporting purposes in such party’s financial statements.
          (h) Notwithstanding the foregoing, none of the provisions of this Agreement (including this Section 5.13) shall restrict the right of any party hereto to seek injunctive relief or other equitable remedies, to enjoin any breach or threatened breach of this Agreement or otherwise specifically enforce any provision of this Agreement.
     5.14 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all securities into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation or otherwise) which may be issued in respect of, in conversion of, in exchange for, or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation or otherwise) to assume this Agreement or enter into a new agreement with the Investor on terms substantially the same as this Agreement as a condition of any such transaction.
     5.15 Conflict. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
(signature page follows)

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

COLUMBIA LABORATORIES, INC.
By:	/s/ Frank C. Condella, Jr.
	Name:	Frank C. Condella, Jr.
	Title:	Chief Executive Officer
	Address:	354 Eisenhower Parkway Plaza 1, Second Floor Livingston, New Jersey 07039

COVENTRY ACQUISITION, INC.
By:	/s/ Paul M. Bisaro
	Name:	Paul M. Bisaro
	Title:	President and Chief Executive Officer
	Address:	311 Bonnie Circle Corona, California 92880-2882